Exhibit 10.9

ADVISORY AGREEMENT

This Advisory Agreement (this “Agreement”) is made and entered into, effective as of September 30, 2022, by and between EZCORP, Inc., a Delaware corporation, for and on behalf of itself and its subsidiaries and affiliates (collectively, the “Company”), and Thomas H. Welch, Jr, an individual resident of Austin, Texas (“Welch”). The Company and Welch are referred to collectively herein as the “Parties,” and each, individually, as a “Party.”
RECITALS
    WHEREAS, as of the date of this Agreement, Welch is the Chief Legal Officer and Secretary of the Company and has expressed his intention to retire from the Company effective as of December 31, 2022, and the Company has accepted such resignation;
    WHEREAS, the Parties desire to enter into this Agreement in order to set forth their mutual agreement regarding Welch’s providing certain advisory services to the Company following his retirement as an employee of the Company;
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Scope of Services. Welch shall timely and effectively perform certain advisory services to the Company, to include advice and counsel pertaining to (a) corporate governance matters; (b) SEC Reporting; (c) Grupo Finmart tax matters; (d) the AlphaCredit escrow; and (e) such other Company matters as are reasonably requested (collectively, the “Services”).
The Company shall not control the manner or means by which Welch performs the Services, including, but not limited to, the time and place Welch performs the Services. In connection with the performance of the Services, Welch shall report to, and be subject to the direction and supervision of, the Chief Legal Officer of the Company.
2.Term. The term of this Agreement shall begin on January 1, 2023 (the “Effective Date”) and shall continue through December 31, 2023, unless terminated earlier in accordance with Paragraph 8 of this Agreement (the “Term”). At least sixty (60) days prior to the end of the Term of this Agreement, the Parties may agree to extend this Agreement by executing a written addendum to this Agreement signed by both parties.
3.Independent Contractor Status.
(a)Independent Contractor. Welch agrees that, during the Term of the Agreement, he shall be an independent contractor for, and not an employee of, the Company and, as such, will not be treated as an employee by the Company with respect to the Services rendered under this Agreement. The Company agrees that it will not treat Welch as an employee of the Company. Therefore, this Agreement shall not create any partnership, joint venture, agency, employment, or similar relationship between the Company and Welch. Specifically, nothing in this Agreement shall be interpreted or construed as creating or continuing the relationship of employer and employee between Welch and the Company.
(b)Taxes and Withholding. Welch agrees to comply with all tax laws applicable to the operation of an independent business such as Welch’s business and/or self-employment, including, but not limited to, payment of all applicable self-employment taxes and compliance with unemployment tax and workmen’s compensation laws. The Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker's compensation insurance on behalf of Welch. Further, Welch agrees that Welch has the sole responsibility to properly report as income all fees and payments received under this Agreement.
(c)Indemnification. Welch shall not bring any claims or lawsuits against the Company for the payment or the filing of any of the payments referenced in this Paragraph 3, including but not limited to, federal and state taxes, business taxes, Social Security taxes, employer federal income tax withholding or estimated tax obligations and Social Security, Medicare, and workers’ compensation, and unemployment insurance taxes or premiums. Welch agrees to indemnify, hold harmless, and provide the Company with a defense against (with the Company to select its own defense counsel), any and all demands, claims, lawsuits, damages, losses, fines, interest, penalties, charges, taxes, and reasonable expenses of attorneys and other professionals relating to any obligation to pay any taxes, social security withholdings, unemployment or disability insurance or similar charges referenced in this Paragraph, or in connection with any payments made to Welch under this Agreement. Welch shall also indemnify, hold harmless, and provide the Company with a defense against (with the Company to select its own defense counsel), all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind (including reasonable attorneys' fees) arising out of or resulting from bodily injury, death of any person or damage to real or tangible personal property resulting from Welch’s acts or omissions. The Company may satisfy any indemnity under this Agreement, in whole or in part, by way of deduction from any payments due under this Agreement.
(d)No Authority to Bind. Except as expressly authorized by the Chief Legal Officer, Welch has no right or authority to make any agreement (oral or written) or create any obligation (express or implied) on behalf of the Company, or to bind the Company in any manner whatsoever. Welch agrees that he will not undertake to bind or commit the Company to any agreement or course of action, except as expressly authorized.
(e)No Hours of Work. Welch will devote sufficient time and efforts as reasonably necessary to provide the Services, which time and efforts may vary from day to day and week to week. Welch shall be free to utilize his knowledge, time, energy, and skills in such manner as he deems advisable to the extent that he is not otherwise obligated under this Agreement.
1.Fees. As compensation for the Services, the Company shall pay Welch a set fee of $17,085 per month for the Services (the “Fees”). Subject to appropriate approvals and reporting, the Company will reimburse Welch for reasonable expenses, if any, incurred in connection with performing Services. The payments set forth in this Paragraph will be the sole amounts payable to Welch for his Services, and no additional payments will be payable by the Company to Welch by reason of any benefit gained by the Company directly or indirectly through Welch’s efforts under this Agreement, nor shall the Company be liable in any way for any additional compensation.
2.Ineligibility for Other Benefits. Welch shall not be treated as an employee of the Company for any purposes (except for the adherence to certain restrictive covenants as specifically designated in Paragraphs 6 and 7 of this Agreement). Unless otherwise agreed in a writing signed by the Parties, Welch shall not be entitled to any benefit plans provided to employees of the Company, including short term incentive plans, long term incentive plans, bonus plans, stock plans, 401(k) and retirement plans, and workman’s compensation programs.

3.Proprietary Information, Non-Competition and Non-Solicitation. The parties acknowledge that, pursuant to the terms of that certain Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement between Welch and the Company attached hereto as Exhibit A and incorporated herein by reference (the "Restrictive Covenants Agreement”), Welch is subject to various obligations regarding (a) the protection and non-disclosure of the Company’s confidential, sensitive and proprietary information, (b) competition with the Company, (c) solicitation of the Company’s customers, suppliers and vendors and (d) solicitation of the Company’s employees. Welch hereby affirms his obligations under the Restrictive Covenants Agreement and acknowledges that such provisions shall remain in full force and effect. Further, Welch hereby represents and warrants that he will comply with the terms of the Restrictive Covenants Agreement during the Term of this Agreement and for one (1) year thereafter.
4.Insider Trading. The Parties agree that Welch shall remain subject to and shall comply with the Company’s Insider Trading Policy, attached hereto as Exhibit B and incorporated herein by reference, during the Term of this Agreement in the same manner as if he were employed by the Company.
5.Termination.
(f)Events of Termination.
(i)The Parties may terminate this Agreement upon mutual agreement.
(ii)Either Party may terminate this Agreement for any reason upon sixty (60) days Notice to the other Party.
(iii)Either Party may terminate this Agreement for Cause (as defined below), which termination may be effected by giving written Notice to the other Party.
(iv)This Agreement shall terminate upon the occurrence of Welch’s death or disability, and the effective date of such termination shall be the date of such death or disability.
(g)Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of subsection (a) above, Welch shall have no further obligation to provide any Services hereunder and the Company shall have no obligation to pay any Fees to Welch (other than Fees that are accrued through the date of termination).
(h)Cause. As used in this Agreement, the term “Cause” shall mean the occurrence of any of the following:
(i)Welch is negligent in the performance of the Services or fails to reasonably provide the Services as requested pursuant to the terms of this Agreement;
(ii)Welch is charged with any felony (other than traffic violations) or any crime involving moral turpitude; or
(iii)Either Party fails to comply in any material respect with any covenant or other term of this Agreement or any other agreement then in effect between the Parties.
4.Intellectual Property Rights.
(a)The Company is and shall be, the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement, including deliverables developed as a result, directly or indirectly, of the provision of the Services (collectively, the “Deliverables”), including all patents, copyrights, trademarks, trade secrets, and other intellectual property rights (collectively “Intellectual Property Rights”) therein. Welch agrees that the Deliverables are hereby deemed a "work made for hire" as defined in 17 U.S.C. §101 or any other applicable law for the Company.
(b)Upon request of the Company, Welch shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist the Company to prosecute, register, perfect, record, or enforce its rights in any Deliverables. In the event the Company is unable, after reasonable effort, to obtain Welch’s signature on any such documents, Welch hereby irrevocably designates and appoints the Company as its agent and attorney-in-fact, to act for and on its behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Deliverables with the same legal force and effect as if Welch had executed them. Welch agrees that this power of attorney is coupled with an interest.
5.Indemnification.
(a)The Company agrees to indemnify Welch and hold him harmless from and against any and all claims, costs, expenses, liabilities, losses and damages (or actions in respect thereof) related to or arising out of this Agreement or the performance of Services hereunder; provided, however, that the Company shall not be responsible for any claims, costs, expenses, liabilities, losses, or damages incurred by Welch to the extent that it is finally determined by a court or other tribunal of competent jurisdiction that they resulted primarily from actions taken or omitted to be taken by Welch due to Welch’s recklessness, gross negligence, willful misconduct or bad faith.
(b)If any claim, action or proceeding, including any governmental investigation, is brought or asserted against Welch with respect to which indemnity may be sought from the Company, Welch shall promptly notify the Company in writing of his knowledge of such claim, action or proceeding and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to Welch and the payment of all fees and expenses of such counsel and all other expenses related to such claim, action or proceeding. Welch shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at Welch’s expense unless (i) the Company has agreed to pay such fees and expenses or (ii) the Company has failed to timely assume the defense of such claim, action or proceeding, to employ counsel reasonably satisfactory to Welch or, if requested by Welch, to confirm in writing that it is obligated to indemnify Welch in connection with such claim, action or proceeding in accordance with this Agreement, or (iii) counsel shall determine that there is or could reasonably be expected to be a conflict of interest by reason of having common counsel in such claim, action or proceeding, in which case, if Welch notifies the Company in writing that he elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim, action or proceeding, it being understood, however, that the Company shall not, in connection with any one such claim, action or proceeding or separate but substantially similar or related claims, actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for Welch, which firm shall be designated in writing by Welch. The Company shall not be liable for any settlement of any such claim, action or proceeding effected without its written consent, which should not be unreasonably withheld. If settled with the Company’s prior written consent or if there be a final and nonappealable judgment for the plaintiff in any such claim, action or proceeding, the Company agrees to indemnify Welch and hold him harmless from and against any loss or liability to the extent stated above by reason of such settlement or judgment.
If for any reason the indemnification provided herein is unavailable to Welch with respect to any claims, costs, expenses, liabilities, losses or damages referred to herein or if such indemnification shall be insufficient to hold Welch harmless from all such claims, costs, expenses, liabilities, losses or damages, then the Company, in lieu of indemnifying Welch, shall contribute to the amount paid or payable by Welch as a result of such claims, costs, expenses, liabilities, losses or damages, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Welch on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and Welch on the other, as well as any other relevant equitable consideration. The amount paid or payable by a party as a result of the claims, costs, expenses, liabilities, losses or damages referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (b) above, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. Notwithstanding the provisions herein, Welch shall not be required to contribute any amount in excess of the amount of Fees received by him under this Agreement.
6.Return of Company Documents and Property. Upon termination or expiration of this Agreement, Welch agrees that he will return to the Company, as soon as practicable, any and all documents and property belonging to the Company.
7.Notices. Any notice required under this Agreement shall be via overnight carrier or email to the address specified herein and shall be deemed effective when received (“Notice”). Notice to the Company shall be via overnight carrier addressed to Chief Legal Officer, 2500 Bee Cave Road, Bldg 1, Ste 200, Rollingwood, Texas 78746 (or such other address as it may provide) or via email to legal@ezcorp.com. Notice to Welch shall be via overnight carrier to Thomas H. Welch, Jr. at 4500 Mantle Drive, Austin, Texas 78746 (or such other address as he may provide) or via email to thwelch@austin.rr.com.
8.Assignment/Successors. Welch may not assign or delegate any of his rights or obligations under this Agreement, either in whole or in part, without the prior written consent of the Company; provided, however, that Welch may assign his rights and obligations under this Agreement to a professional services entity (such as a professional limited liability company) that is formed and wholly-owned by Welch. This Agreement shall be binding upon and inure to the benefit of the successors-in-interest to the Company, including any person, partnership, corporation, or other business entity that may acquire all or substantially all of the assets or business of the Company, or with or into which the Company may be liquidated, consolidated, merged, or otherwise combined.
9.Entire Agreement. With respect to the matters specified herein, this Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings and commitments between the parties.

10.Modifications. This Agreement may not be modified, altered, amended, or changed other than by a subsequent written agreement signed the parties.
11.Governing Law and Venue. All issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement (whether in contract or tort) shall be governed and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions. Further, Welch agrees that venue for any dispute arising under this Agreement shall be in the appropriate state district or federal district court in and/or for Travis County, Texas. Each Party hereto agrees to submit to the exclusive personal jurisdiction and venue of the state district or federal courts having jurisdiction over Travis County, Texas, for the resolution of all disputes arising in connection with the construction, validity, enforcement, and interpretation of this Agreement, and hereby waives the claim or defense that such courts constitute an inconvenient forum or improper venue.
12.Severability. Should any provision of this Agreement be unenforceable, it shall be severed and the remainder shall continue in full force and effect, as if the severed term had never been part of this Agreement.
13.Counterparts. This Agreement may be executed in counterparts, which together will constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of September 30, 2022.

EZCORP, Inc. By: /s/ Lachlan P. Given Name: Lachlan P. Given, CEO Date: September 30, 2022	THOMAS H. WELCH, JR. By: /s/ Thomas H. Welch, Jr. Date: September 30, 2022